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As filed with the Securities and Exchange Commission on May 28, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MacDermid, Incorporated
(Exact Name of Registrant as Specified in its Charter)

Connecticut (State or Other Jurisdiction of Incorporation or Organization)	06-0435750 (I.R.S. Employer Identification No.)

245 Freight Street
Waterbury, CT 06702-0671
(Address of Principal Executive Offices, Including Zip Code)

MacDermid, Incorporated 2001 Key Executive Performance Equity Plan
(Full Title of the Plan)

Copies to:
Daniel H. Leever MacDermid, Incorporated 245 Freight Street Waterbury, CT 06702-0671 (203) 575-5700 (Name, Address, and Telephone Number, Including Area Code, of Agent for Service)	Michael E. Mooney, Esq. Michelle L. Basil, Esq. Nutter, McClennen & Fish, LLP 155 Seaport Boulevard Boston, MA 02210-2604 (617) 439-2000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, without par value	2,000,000 shares	$30.565(2)	$61,130,000(2)	$7,745.17

(1)
This registration statement covers up to 2,000,000 shares of Common Stock that may be issued under the MacDermid, Incorporated 2001 Key Executive Performance Equity Plan. This registration statement also covers an indeterminate number of shares that may become issuable under the Plan as a result of a stock dividend, stock split, or other recapitalization.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Common Stock as reported on the New York Stock Exchange on May 24, 2004.

REGISTRATION OF ADDITIONAL SECURITIES

        On February 19, 2004, the board of directors of MacDermid, Incorporated, a Connecticut corporation (the "Company"), amended the Company's 2001 Key Executive Performance Equity Plan (the "Plan"), subject to the approval of the stockholders of the Company, to increase the number of shares of the Company's common stock, without par value (the "Common Stock"), that may be issued under the Plan from 3,000,000 to 5,000,000. On April 27, 2004, the stockholders of the Company approved the amendment. The Company is filing this registration statement to register the issuance of up to 2,000,000 additional shares of Common Stock that may be issued under the Plan as a result of the amendment. Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 6, 2001 (File No. 333-66946) are incorporated by reference into this registration statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on May 28, 2004.

MACDERMID, INCORPORATED
By:	/s/ DANIEL H. LEEVER Daniel H. Leever Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel H. Leever, Gregory M. Bolingbroke, John L. Cordani, and Michael E. Mooney, and each of them, with full power to act without the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL H. LEEVER Daniel H. Leever	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	May 28, 2004
/s/ GREGORY M. BOLINGBROKE Gregory M. Bolingbroke	Senior Vice President, Finance, Treasurer and Corporate Controller (principal financial and accounting officer)	May 28, 2004
/s/ ROBERT L. ECKLIN Robert L. Ecklin	Director	May 28, 2004

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/s/ DONALD G. OGILVIE Donald G. Ogilvie	Director	May 28, 2004
/s/ JOSEPH M. SILVESTRI Joseph M. Silvestri	Director	May 28, 2004
/s/ JAMES C. SMITH James C. Smith	Director	May 28, 2004
/s/ T. QUINN SPITZER, JR. T. Quinn Spitzer, Jr.	Director	May 28, 2004

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EXHIBIT INDEX

Exhibit No.	Document
Exhibit 5	Opinion of Nutter, McClennen & Fish, LLP.
Exhibit 23.1	Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit 5).
Exhibit 23.2	Consent of KPMG LLP.
Exhibit 24	Power of Attorney (included on signature page).
Exhibit 99	MacDermid, Incorporated 2001 Key Executive Performance Equity Plan, as amended (incorporated by reference to the Company's Definitive Proxy Statement filed under cover of Schedule 14A on March 15, 2004 (SEC File No. 1-13889)).

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REGISTRATION OF ADDITIONAL SECURITIES
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX